Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, is dated as of October 18, 2022 (this “Agreement”), by and among Mitesco, Inc., a Delaware corporation (the “Company”), and Fund (the “Fund”).

WHEREAS, the Fund owns an aggregate of: (a) 187,500 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Shares”) and a promissory note dated April 6, 2022 for the face amount of $187,500 (“Promissory Note”) which Promissory Note will be paid off at the uplist pursuant to the terms of the Promissory Note as amended;

WHEREAS, the Company expects to list the Common Stock on a national securities exchange (the “Uplisting”) shortly following the date hereof and in connection therewith to conduct an offering of Common Stock and/or units consisting of Common Stock and warrants to purchase Common Stock (the “Uplisting Offering”); and

WHEREAS, pursuant to the terms of a Securities Purchase Agreement, dated on or about the date of the Uplisting (the “Series E SPA”), the Company is conducting an offering of shares of its Series E Convertible Preferred Stock (the “Series E Shares”) having the terms and provisions set forth in the form of Certificate of Designations, Preferences and Rights of the Series E Convertible Perpetual Preferred Stock of the Company, attached hereto as Exhibit A;

WHEREAS¸ the Fund has agreed to invest no less than $93,750 into the Uplisting Offering; and

WHEREAS, the exchange provided for hereby is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Exchange. Effective as of the date of the Uplisting (but immediately prior to the Uplisting), the Fund shall exchange all its Series D Shares for a number of Series E Shares equal to the applicable Series E Exchange Value. The Fund shall exchange the Series D Shares owned by it by surrendering to the Company such Series D Shares (and the corresponding certificates, if any, evidencing the same) (the “Holder Deliveries”). Upon such surrender, the Company shall issue to the Fund a number of Series E Shares equal to the Series E Exchange Value. In connection with such exchange, the Company and the Fund agree that the Fund shall execute the Series E SPA, as a purchaser thereunder, and that the Fund’s surrender of the Fund Deliveries shall constitute the Fund’s payment of its Subscription Amount (as defined in the Series E SPA) under the Series E SPA. Upon the Uplisting and issuance of the Series E Shares to the Fund, the Series D Shares owned by the Fund shall be canceled on the books of the Company and all of the Fund’s rights with respect thereto shall automatically cease and terminate, and the Fund, by executing and becoming a party to this Agreement, shall be deemed to have consented to the cancellation of the Fund’s Series D Shares. For purposes of this Agreement, the “Series E Exchange Value” shall be an amount of Series E Shares equal to 150% of the Stated Value of the Series Series D Shares (including accrued dividends on the preferred). By way of example, if the Uplisting were to have occurred as of October 3, 2022, the Fund would have received $312,303 of Series E Shares (rounded up) as detailed on Schedule I.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Fund that:

(a)    the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)    all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and

(c)    the Series E Shares issued in accordance herewith and under the Series E SPA have been duly authorized and validly issued and are fully paid and non-assessable.

3.    Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Company that:

(a)    the Fund is a limited liability partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of Delaware;

(b)    all actions on the part of the Fund necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof; this Agreement is validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligations of the Fund, enforceable against the Fund in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(c)    the Fund is acquiring the Series E Shares for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;

(d)    the Fund is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act;

(e)    the Fund understands that the Series E Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Fund’s compliance with, the representations, warranties, acknowledgements, and understandings of the Fund set forth herein in order to determine the availability of such exemptions and the eligibility of the Fund to acquire the Series E Shares;

(f)    the Fund and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Series E Shares; the Fund has had the opportunity to review the Company’s filings with the Securities and Exchange Commission; the Fund and its advisors, if any, have been afforded the opportunity to ask questions of the Company; neither such inquiries nor any other due diligence investigations conducted by the Fund or its advisors, if any, or its representatives shall modify, amend or affect the Fund’s right to rely on the Company’s representations and warranties contained herein; the Fund has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series E Shares; the Fund is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Series E Shares and the transactions contemplated by this Agreement;

(g)    the Fund understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series E Shares or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Series E Shares; and

(h)    the Fund understands and acknowledges that, upon its execution of this Agreement, any and all Series D Shares owned by it will be automatically cancelled, in each instance without further action on the part of the Company or the Fund except as otherwise set forth herein, and the Fund releases the Company from any and all obligations of the Company to the Fund under the Series D Shares owned by it; without limiting the generality of the preceding sentence, the Fund hereby surrenders and waives all rights that it has in respect of all of its Series D Shares.

4.    Miscellaneous.

(a)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles of conflicts of law.

(b)    Entire Agreement. This Agreement and the Series E SPA contain the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto.

(c)    Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

(d)    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

[Signature Page(s) Follow this Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

MITESCO, INC.

By:

Name:

Title:

Fund

By:

Name:

Title:

EXHIBIT A

Form of Serie E Certificate of Designations

Schedule I

Series D
Shares	187,500
	1.05
Stated Value	$196,875
Dividend	$11,327	Through 10/3/2022
	$208,202
50% Premium	104,101
	$312,303